SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	[ X ]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

THE KELLER MANUFACTURING COMPANY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KellerFurniture

Shareholders of The Keller Manufacturing Company, Inc.:

         You are invited to attend the Annual Meeting of Shareholders of The Keller Manufacturing Company, Inc., which will be held on Friday, April 25, 2003 at 1:30 p.m. (E.D.S.T.) in the Wyandotte Room of the Quality Inn (formerly Best Western Inn), 115 Sky Park Drive N.E., Corydon, Indiana 47112.

         At the meeting, shareholders will vote on the election of three persons to the Board of Directors, the ratification of the selection of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year, and such other business as may properly come before the meeting and the adjournments and postponements thereof. Details of the business to come before the meeting can be found in the accompanying Notice and Proxy Statement.

         We hope that you are able to personally attend the Annual Meeting, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company in writing mailed to 701 North Water Street, Corydon, Indiana 47112, by filling a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

         On behalf of the Board of Directors and management of The Keller Manufacturing Company, Inc., I extend our appreciation for your continued support.

Sincerely, THE KELLER MANUFACTURING COMPANY, INC. Danny L. Utz /s/ Danny L. Utz V.P. Finance, Secretary, Treasurer and Director

KellerFurniture
The Keller Manufacturing Company, Inc.
701 North Water Street, Corydon, Indiana 47112

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FRIDAY, APRIL 25, 2003

To the Shareholders of The Keller Manufacturing Company, Inc.:

         You are cordially invited to attend the Annual Meeting of Shareholders of The Keller Manufacturing Company, Inc. (the "Company") to be held on Friday, April 25, 2003, 1:30 P.M. (E.D.S.T.) in the Wyandotte Room of the Quality Inn (formerly Best Western Inn), 115 Sky Park Drive N.E., Corydon, Indiana 47112, for the following purposes:

•	To elect three directors of the Company to serve for three year terms expiring in 2006;

•	To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the independent accountants for the 2003 fiscal year; and

•	To transact other business as may properly come before the meeting and vote on any adjournments and postponements thereof.

         Holders of common shares of the Company of record at the close of business on March 12, 2003 will be entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors, /s/ Danny L. Utz Danny L. Utz V.P. Finance, Secretary, Treasurer and Director

March 25, 2003
Corydon, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING,
OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND
PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

The Keller Manufacturing Company, Inc.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2003

GENERAL INFORMATION

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about March 25, 2003 in connection with the solicitation of proxies by the Board of Directors of The Keller Manufacturing Company, Inc. (the “Company”) for use at the 2003 Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Quality Inn, 115 Sky Park Drive N.E., Corydon, Indiana 47112 on Friday, April 25, 2003 at 1:30 P.M. (E.D.S.T.), and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of the Meeting.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company, or by filing a properly executed proxy bearing a later date or by attending the meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the meeting in person. All proxies returned prior to the meeting will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, and (2) FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2003. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

At the close of business on March 12, 2003, the record date for the Annual Meeting, there were outstanding and entitled to vote 5,301,831 common shares of the Company. Each outstanding common share is entitled to one vote. The Company has no other voting securities. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the common shares are present, in person or by proxy, at the meeting. The nominees for director will be elected by a plurality of the votes cast, assuming a quorum is present. The approval of the independent auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Although we do not know of any business to be conducted at the 2003 Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to the proxy holders to vote on your behalf any such matters. The proxy holders will vote as recommended by the Company’s Board of Directors or, if no recommendation is given, in their own discretion.

The solicitation of proxies is being made by the Company, and all expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person or by telephone.

The mailing address of the principal executive offices of the Company is 701 North Water Street, Corydon, Indiana 47112.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder proposals to be considered for presentation and inclusion in the proxy statement for the 2004 Annual Meeting of Stockholders must be submitted in writing and received by the Company at its corporate office, 701 North Water Street, Corydon, Indiana 47112, on or before November 25, 2003 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934. If notice of any other stockholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders is not received by the Company on or before February 10, 2003, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal without any discussion on the Company’s proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

SECURITY OWNERSHIP OF COMMON SHARES

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of five percent or more of the outstanding common shares of the Company as of December 31, 2002, and also sets forth such data with respect to each director of the Company, each officer listed in the Executive Compensation table, and all directors and executive officers of the Company as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the common shares indicated.

                                                 COMMON SHARES BENEFICIALLY OWNED(1)
                                                 -----------------------------------
                                                 NUMBER                     PERCENT
                                                 ------                     -------
Principal Shareholders
----------------------
Robert A. Heazlitt                               393,780                      7.43%
5770 Wulff Run Rd.
Cincinnati, OH 45233

James W. Stuckert(3)                             374,314                      7.06%
7308 Shadwell Lane
Prospect, KY 40059-9412

Nancy A.  Keller(2)                              291,634                      5.50%
750 Old Hwy. 135 SW
Corydon, IN 47112

Directors and Executive Officers(10)
--------------------------------
Robert W. Byrd(4)                                132,250                      2.49%
Steven W. Robertson(5)                            60,829                      1.15%
John C. Schenkenfelder(9)                         54,875                      1.04%
Scott A.  Armstrong(7)                            35,153                        *
Danny L. Utz(6)                                   15,294                        *
Ronald W. Humin(8)                                10,126                        *
Bradford T.  Ray                                   4,700                        *
Philip J. Jacobs                                   1,495                        *
David M. Jenkins                                     750                        *
John W.  Heishman                                    750                        *
All Directors and Executive Officers
as a Group  (9 Persons)                          315,472                      5.94%

*Less than 1%

(1)
The shares shown include shares which may be purchased upon the exercise of options exercisable within 60 days of September 13, 2002: Mr. Byrd, 750 shares of 5,250 shares; Mr. Schenkenfelder, 250 shares of 1,000 shares; Mr. Robertson, 1,250 shares of 4,250 shares; Mr. Ray, 250 shares of 1,000 shares; Mr. Utz, 500 shares of 2,000 shares; Mr. Humin, 250 shares of 1,000 shares; Mr. Jacobs, 250 shares of 1,000 shares; Mr. Armstrong, 500 shares of 1,750 shares; and Mr. Jenkins, 250 shares of 750 shares.

(2)	Based upon a Schedule 13G filed by Ms. Keller on March 16, 2000.

(3)	Includes 107,200 shares held by Mr. Stuckert's wife.

(4)
Includes 99,983 shares held jointly by Mr. Byrd and his wife, 17 shares owned by Mr. Byrd’s wife, 9,000 shares held in trust for his son, 6,000 shares held in trust for his daughter, 6,000 shares held in trust for his grandson, 6,000 shares held in trust for his granddaughter.

(5)	All shares are held jointly by Mr. Robertson with his wife.

(6)	All shares are held jointly by Mr. Utz with his wife.

(7)	All shares are held jointly by Mr. Armstrong with his wife.

(8)	All shares held jointly by Mr. Humin with his wife.

(9)	Includes 41,875 shares held by Mr. Schenkenfelder, 11,100 shares held by Mr. Schenkenfelder's wife, 300 shares for each of Mr. Schenkenfelder's 3 sons.

(10)	Unless otherwise noted, the business address of the following people is 701 North Water Street, Corydon, Indiana 47112.

Proposal 1.    ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide that there shall be nine (9) directors of the Corporation, whose terms shall be staggered by dividing the total number of directors into three (3) groups, each containing one-third (1/3) of the total. At each annual meeting of shareholders, three (3) directors shall be elected for a term of three (3) years to succeed those whose terms expire. Despite the expiration of a director’s term, the director continues to serve until a successor is elected and qualifies or until there is a decrease in the number of directors. Directors may be removed in accordance with Indiana State law.

The Board of Directors has nominated for re-election: Scott R. Armstrong, John C. Schenkenfelder, and Ronald W. Humin (the "Nominated Directors").

The Board of Directors recommend a vote FOR the election of the Nominated Directors.

Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director will be unable or unwilling to serve. Proxies will not be voted for more than three nominees. Those nominees receiving at least a plurality of the votes eligible to be cast will be elected to the Board of Directors.

The Nominated Directors Of The Company Are As Follows:

                                                                    Served As        Term
Name                      Age     Position                        Director Since     Ends
----                      ---     --------                        --------------     ----

Scott A. Armstrong         40     Sr. V.P. Marketing and Sales,        2000          2003
                                  Director

John C. Schenkenfelder     50     Director                             1992          2003

Ronald W. Humin            64     Director                             1991          2003

The Directors Of The Company As Of December 31, 2002 Not Up For Re-Election:

                                                                    Served As        Term
Name                      Age     Position                        Director Since     Ends
----                      ---     --------                        --------------     ----

Robert W. Byrd             67     Chairman of the Board,               1974          2005
                                  Director

Steven W. Robertson        46     President, Chief Executive           1990          2004
                                  Officer, Director

Marvin C. Miller1          63     Chief Operating Officer,             1969          2004
                                  Director

Danny L. Utz               54     V.P. Finance, Secretary,             1999          2005
                                  Treasurer, Director

Bradford T. Ray            44     Director                             1997          2005

Philip J. Jacobs           68     Director                             1984          2004

(1)  Retired June 30, 2002. Larry Roy replaced Mr. Miller as of January 2003.

Business Experience Of Nominated Directors

Scott A. Armstrong was promoted to Senior Vice President of Sales and Marketing as of January 2000. Mr. Armstrong had been Vice President of Marketing since 1996. Mr. Armstrong served as Marketing Sales Manager from 1987 to 1996. He started with The Keller Manufacturing Co., Inc. in 1985 as a Production Supervisor at Corydon, and has been a director of the Company since 2000.

John C. Schenkenfelder has served as First Vice President of Investments with UBS Paine Webber in Louisville, Kentucky since 1990. He was previously employed with Prudential Bache from 1980 to 1990. Mr. Schenkenfelder has been a director of the Company since 1992.

Ronald W. Humin became Chief Executive Officer of Flexible Materials, Inc., a manufacturer of wood veneer sheets, in 2001. He had served as President from 1980 to 2001, and has been employed with Flexible Materials, Inc. since 1975. Mr. Humin as been a director of the Company since 1991.

Business Experience of Continuing Directors

Robert W. Byrd has served as Chairman of the Board since 1998 and served as President and Chief Executive Officer of the Company from July 1988 to December 1999. Mr. Byrd served as Executive Vice President from January 1986 to July 1988 and was employed with The Company from 1974 to 1999.

Steven W. Robertson was promoted to President and Chief Executive Officer of the Company as of January 2000. Mr. Robertson had served as Vice President of Marketing and Sales since July 1992. Mr. Robertson was Vice President of Marketing from 1989 to 1992. From 1986 to 1989 he served as Sales & Product Manager and was Product Engineer from 1981 to 1986. Mr. Robertson started with the Company in 1979 as a production supervisor and has been a director since 1990.

Bradford T. Ray has served as Vice-Chairman and Chief Operating Officer of Steel Technologies, Inc., a producer of precision flat rolled steel, since November 1999. He previously held the position of President and Chief Operating Officer from November 1994 to November 1999. He has been employed with Steel Technologies, Inc. since 1981.

Danny L. Utz has served as Vice President of Finance since January 1992. Mr. Utz had been Treasurer/Controller from 1988 to 1992. He served as Office Manager from 1983 to 1988. Mr. Utz started with the Company in 1973 as Accounts Payable Manager and General Accountant.

Philip J. Jacobs has served as President of Evans Furniture, a furniture retailer in Louisville, Kentucky, since 1975, and has been employed with Evans Furniture since 1965. Mr. Jacobs has been a director of the Company since 1984.

Larry M. Roy presently, who is serving out the remainder of Marvin Miller’s term, serves as the Executive Vice President of Finance and CFO with Kentucky Manufacturing Company. He previously served as Controller at Kentucky Fried Chicken and is a CPA with years of previous auditing experience with Deloitte and Touche LLP.

Business Experience of Other Executive Officers

Christopher R. Brown was appointed Plant Manager of New Salisbury in 2001. Mr. Brown had served as Vice President of Engineering from 1996 to 2001, and Plant Engineer from 1993 to 1996. Mr. Brown served as Process Engineer from 1987 to 1993. He started with the Company in 1982 as Maintenance Manager/Project Engineer.

David M. Jenkins was promoted to Vice President of Engineering in January 2001. Other positions included Plant Engineer for the two Indiana plants from January 1996 to January 2001, manufacturing engineer at the New Salisbury Plant from August 1994 to January 1996. David began his career with the Company at the Culpeper Plant as Dimension Mill Manager and Industrial Engineer from 1989 to 1994.

Directors’ Compensation

Directors will have four (4) quarterly meetings in the year 2003. The Board of Directors met four (4) times during 2002, and no director attended less than 75% of those meetings. A fee of $2,250 is paid to directors for each meeting that they attend.

The committee members of the Audit Committee and Compensation Committee each receive $250 per meeting.

Pursuant to the Keller Craftsman Stock Option Plan, each Director annually receives an option to purchase 250 shares per grant year, and the Chairman of the Board receives an additional option to purchase 500 additional shares. All options granted to Directors in 2002 were exercisable December 13, 2002, 90 days after the grant date The exercise price of all 2002 option grants was $2.55 per share, the closing price of the common shares on the NASDAQ Capital Stock Market on September 13, 2002. Options expire four years after the grant date.

Executive Compensation

There were a total of 3 executive officers for The Keller Manufacturing Company, Inc. in 2002 with compensation over $100,000. The following table provides certain summary information concerning compensation paid to or accrued by the Company’s Chief Executive Officer and the two (2) highest earning executive officers (the “Named Executive Officers”) for all services rendered in all capacities to the Company during the fiscal year ended December 31, 2002.

                                                                      Securities       All Other
                                                          Profit      Underlying        Annual                 Other
                                    Year    Salary       Sharing(1)   Options(3)    Compensation(2)        Compensation(4)
                                    ----    ------       ----------   ----------    ---------------        ---------------

Steven W. Robertson                 2002    $165,412      $     0       1,250           $10,500
President and Chief                 2001    $143,416      $     0       1,250           $10,500
Executive Officer                   2000    $143,884      $37,416       1,250           $12,146

John W.  Heishman                   2002    $118,582      $     0         250           $   480              $148,000(4)
Vice President Manufacturing        2001    $118,904      $     0         250           $   480
                                    2000    $115,704      $29,184         250           $   384

Marvin C. Miller                    2002    $143,216      $     0           0           $     0              $ 90,400(4)
Chief Operating                     2001    $115,987      $     0         500           $ 9,000
Officer                             2000    $111,261      $27,438         500           $11,250
(1)	Reflects award in both cash and the Common Stock of the Company.

(2)	Represents compensation paid to each individual as a Director of the Company and Pension Investment Committee Member, and the Company’s match on 401 K Plan.

(3)	Represents options granted under Keller Craftsman Stock Option Plan.

(4)	Compensation awarded on basis of retirement taken in 2002, payable in 2003.

Stock Options

Effective September 14, 1999 the Board of Directors approved the Keller Craftsman Stock Option Plan. The following table sets forth certain information concerning options held by the Named Executive Officers at December 31, 2002.

                                         Option Grants In Last Fiscal Year
                                         ---------------------------------

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                                                                      Annual Rates of
                                                                                         Stock Price
                                                                                      Appreciation For
                                     Individual Grants                                   Option Term
                                     -----------------                                   -----------
(a)                        (b)              (c)               (d)               (e)           (f)            (g)
---                        ---              ---               ---               ---           ---            ---
                       Number of          % of Total
                       Securities          Options
                      Underlying          Granted to       Exercise or
                        Options          Employees in         Base           Expiration
                       Granted (#)       Fiscal Year         Price              Date        5% ($)         10% ($)
                       -----------       -----------       -----------       ----------     ------         -------
Name
----
Steven W. Robertson     1,250               4.94%           $2.55            9/13/06
John W.  Heishman         250

No stock options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2002. No outstanding options granted to the Named Executive Officers were in-the-money.

Pension Plan Benefits

All executives were eligible for and were participants in 2002 in The Keller Manufacturing Company, Inc. Employees’ Pension Plan. An executive’s retirement benefit under the plan at normal retirement age is determined by the following formula; 2/3 of 1% of the average monthly compensation (determined by taking the five (5) highest annual earnings) multiplied by the number of years of service with the Company; in addition, each Named Executive Officer who was a participant in 1990 accrues a benefit of 1.5% of his or her monthly compensation. The estimated annual benefit payable upon retirement at normal retirement age for each of the named executive officer is as follows:

                              Annual Normal Retirement Benefit (Life Annuity)
                                  Accrued as of             Projected to
Executive Officers                  12/31/02                  Age 65
------------------                  --------                  ------

Steven W. Robertson                 $29,757                   $52,877
Marvin C. Miller*                   $23,898                   $23,898
John W. Heishman**                  $51,882                   $51,882

 * Retired 7/19/02
** Retired 12/31/02

Committees

The Board of Directors has no nominating committee. The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to The Keller Manufacturing Facility, Inc., 701 North Water Street, Corydon, Indiana 47112.

         Compensation Committee Report

The Company has a Compensation Committee comprised of Ron Humin, Phil Jacobs and Brad Ray. The Committee has the responsibility for the Company’s executive compensation programs. The salary, and any periodic increase thereof, of the President and Chief Executive Officer and all other executive officers of the Company were and are determined by the Board of Directors of the Company, based on recommendations made by the Compensation Committee. The Compensation Committee met one time during fiscal year 2003 and all members were in attendance.

The Company’s executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Company’s compensation philosophy is to ensure that the delivery of compensation, both in the short and long term, is consistent with the sustained progress, growth and profitability of the Company and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company’s executives with those of its long-term shareholders. Under the guidance of the financial interests of the Company’s Compensation Committee, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

The Company’s executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental element: A base salary that is determined by individual contributions and sustained performance, within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of the Company.

The Company, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering the Company’s industry and industry in general. The level of base salary compensation for officers and key executives is determined by both their scope of responsibility and the established salary ranges for officers and key executives of the Company. Periodic increases in base salary are dependent on the executive’s proficiency of performance in the individual’s position for a given period and on the executive’s competency, skill and experience.

Compensation levels for fiscal 2002 for the President and Chief Executive Officer, and for the other executive officers of the Company, reflected the performance of the Company in fiscal 2001 as well as the accomplishment of corporate and functional objectives.

Respectfully submitted, Ronald W. Humin Philip J. Jacobs Bradford T. Ray

         Audit Committee Report

The Company has an Audit Committee comprised of Bradford T. Ray - Chairman, John C. Schenkenfelder and Ronald W. Humin, which is empowered to review audit results and financial statements, review the system of internal control and reports or make recommendations to the Board. The Audit Committee has submitted to the Board of Directors for their approval, and the Board of Directors has approved, an Audit Committee Charter, which is attached hereto as Exhibit A. Each of the members of the Audit Committee is independent as defined by Rule 4200 (a) (15) of the National Association of Securities Dealer’s Listing Standards. The Audit Committee met twice during fiscal year 2003. Mr. Schenkenfelder and Mr. Ray attended both meetings, while Mr. Humin was able to attend only one of the meetings.

The Audit Committee (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of The Keller Manufacturing Company, Inc. (“Company”). During 2002, the Committee met four times, and the Committee discussed the interim financial and other information contained in each quarterly earnings announcement and quarterly filings to the Securities and Exchange Commission and report with the CEO and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited consolidated financial statements of the Company, as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the examination of those consolidated statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also appointed, subject to shareholder approval, the independent auditors.

Respectfully submitted, Larry M. Roy, Chair John C. Schenkenfelder Ronald W. Humin

         Long Term Equity Incentive Plan Committee

The Company has a Long Term Equity Incentive Plan Committee comprised of Steve Robertson, and Dan Utz. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible employees who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to employees, (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee did not meet during 2002 because of lack of profits.

All actions taken and all interpretations and determinations made in good faith by the committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. Members of the Committee who are eligible for Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself; but any such member may be counted in determining the existence of a quorum of the Committee.

Performance Graph

The following graph compares the performance of the Company’s Common Stock to the Standard & Poors 500 Index and to a peer group(1), which is a Furniture Stock Index published by Furniture Today of the stocks of 24 publicly traded furniture companies. Information reflected on the graph assumes an investment of $100 on December 31, 1994 in Company Common Stock or based on the indexes listed. Cumulative total return assumes reinvestment of dividends.

(1)	Members of the peer group include the following entities:

Bassett Furniture Industries, Incorporated
Chromcraft Revington, Inc.
Furniture Brands International
Hooker Furniture Corporation
The Keller Manufacturing Company, Inc.	Pulaski Furniture Corporation Stanley Furniture Company, Inc. Vaughn Furniture Company, Inc. Webb Furniture Enterprises, Inc.

[GRAPHIC OMITTED]

                                            1997      1998      1999      2000     2001    2002
                                            ----      ----      ----      ----     ----    ----
                        F/T Index          $180.0    $190.0    $155.0    $145.0    $196    $184
                        Keller             $350.0    $310.0    $150.0    $ 85.0    $ 75    $ 66
                        S & P 500 Index    $220.0    $290.0    $340.0    $309.0    $272    $208

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and beneficial owners of more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten-percent beneficial owners were satisfied by each such person in fiscal year 2002.

INDEPENDENT AUDITORS

Deloitte & Touche LLP audited the financial statements of the Company for the year ended December 31, 2002.

ANNUAL REPORT

A copy of the Company’s 2002 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 2002, is enclosed with this Proxy Statement. The 2002 Annual Report to Stockholders does not constitute proxy-soliciting material.

Proposal 2.    RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The shares represented by your proxy will be voted (unless you indicate to the contrary) to ratify the selection of Deloitte & Touche LLP, independent public accountants, to examine the financial statements of the Company for the fiscal year ending December 31, 2003. A representative of Deloitte & Touche LLP is expected to be present at the 2003 Annual Meeting and will have the opportunity to make a statement and respond to questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the fiscal year ending December 31, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”):

Audit fees All other fees	$102,600 $ 41,700(a)(b)

(a)	Includes fees for tax consulting, income tax preparation, and required audits of the health, pension and 401 (k) plans.

(b)	The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

The Audit Committee will be responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2003 or thereafter for the Company by its independent auditors or any other auditing or accounting firm. The Audit Committee has approved the auditing services and permitted non-audit services for 2003.

KellerFurniture
The Keller Manufacturing Company, Inc.
701 North Water Street, Corydon, Indiana 47112